EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of URS Corporation on Form S-3 filed July 15, 1998, of our report dated December 19, 1997, on our audits of the consolidated financial statements of URS Corporation and its subsidiaries as of October 31, 1997 and 1996 and for the years ended October 31, 1997, 1996 and 1995.

                                                 /s/PricewaterhouseCoopers LLP


                                                 PRICEWATERHOUSECOOPERS LLP

San Francisco, California
July 15, 1998

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